UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) January 30, 2004

INSPIRE PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-31135	04-3209022
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4222 Emperor Boulevard, Suite 200, Durham, North Carolina		27703-8466
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (919) 941-9777

(Former Name or Former Address, If Changed Since Last Report)

Item 5.	Other Events.

On January 30, 2004, Inspire Pharmaceuticals, Inc. issued the following press release:

“INSPIRE PHARMACEUTICALS ANNOUNCES OUTCOME OF MEETING WITH THE FDA ON DIQUAFOSOL

-An Additional Clinical Study is Required for Further FDA Review-

“DURHAM, NORTH CAROLINA – January 30, 2004 – Inspire Pharmaceuticals, Inc. (Nasdaq: ISPH) met with the Food and Drug Administration (FDA) on January 29th regarding the approvable letter received on December 19, 2003 for diquafosol tetrasodium ophthalmic solution for the treatment of dry eye. The purpose of the meeting was to gain clarity from the FDA on requirements for the approval of diquafosol. While we have demonstrated efficacy in one of the pivotal trials submitted as part of the original New Drug Application (NDA), the FDA requires that an additional clinical study be conducted to confirm or replicate this efficacy.

“In preparation for yesterday’s meeting, Inspire had submitted to the FDA additional clinical data from study 03-108, a Phase III study completed after submission of the NDA. The FDA indicated that the findings from study 108 are not sufficient to address the requirement for an additional clinical study as stated in the approvable letter.

“‘We now have clarity on what we need to do in moving forward toward product approval and have already begun plans for an additional study,’ stated Christy L. Shaffer, Ph.D., Inspire CEO. ‘We plan to initiate a new study as quickly as possible, while taking the time needed to involve the FDA in review of the study protocol to ensure that the study design is acceptable. We believe that our experience, and that of our partner, Allergan, will be valuable in designing a study that is optimized for success. I will be providing an update on our other programs in development as well as our launch of Elestat™ in our conference call this morning.’

“Inspire will hold a conference call today, January 30th, at 8:30 am EST. The conference call will be webcast live from Inspire’s website at www.inspirepharm.com.

“Dial-in numbers for the conference call are as follows:

US Participants: (877) 234-1973

International Participants: (973) 582-2734

“The conference call and webcast will be available for replay until February 9th. Replay numbers and webcast are available from Inspire’s website.

“About Inspire

“Inspire Pharmaceuticals, Inc. discovers and develops new drugs to treat diseases characterized by deficiencies in the body’s innate defense mechanisms of mucosal hydration and mucociliary clearance, as well as other non-mucosal disorders. Mucosal defense mechanisms are the natural way that the body defends its mucosal surfaces against dust, pollutants, bacteria and viruses. Inspire’s lead product candidates target ophthalmic and respiratory diseases with inadequate current treatments. Inspire has development and commercialization alliances with Allergan, Inc., Santen Pharmaceutical Co., Ltd. and Kirin Brewery Co., Ltd., and has a collaboration with Cystic Fibrosis Foundation Therapeutics, Inc. Inspire’s products are based on proprietary technology relating to P2Y2 receptors and to non-P2Y2 receptors that show therapeutic promise, including P2Y12. The company has completed hiring of a 64 representative specialty ophthalmology sales force to launch and promote ElestatTM, a topical allergic conjunctivitis treatment developed by Allergan, as well as RestasisTM in 2004.

“Forward-Looking Statements

“The forward-looking statements in this news release relating to management’s expectations and beliefs are based on preliminary information and management assumptions. Such forward-looking statements are subject to a wide range of risks and uncertainties that could cause results to differ in material respects, including those relating to product development, revenue and earnings expectations, intellectual property rights and litigation, competitive products, results of clinical trials, the need for additional research and testing, delays in manufacturing, funding and the timing and content of decisions made by regulatory authorities, including the United States Food and Drug Administration. Further information regarding factors that could affect Inspire’s results is included in Inspire’s filings with the Securities and Exchange Commission. Inspire undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof.”

* * *

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Inspire Pharmaceuticals, Inc.

By:	/s/ Christy L. Shaffer

Christy L. Shaffer, Ph.D. CEO

Dated: January 30, 2004